Exhibit T3A.14.2
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AT&T CREDIT CORPORATION
Adopted in accordance with the provisions of Section
242 of the General Corporation Law of the State of Delaware
     The undersigned, being the Chief Executive Officer of AT&T Credit Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY AS TRUE THE FOLLOWING:
     FIRST. That the Board of Directors of the Company consented to the adoption of the following resolution setting forth a proposed amendment to Article I of the Certificate of Incorporation of the Company:
     RESOLVED: that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article I of the Certificate of Incorporation be amended to read in its entirety as follows:
     “Article I, The name of the corporation is Newcourt Communications Finance Corporation.”
     SECOND. That the aforesaid amendment has been duly consented to and authorized by the sole holder of all the issued and outstanding stock of the Company entitled to vote by written consent given in accordance with the applicable provisions of Section 228 of the General

Corporation Law of the State of Delaware and Article IX of the Certification of Incorporation of the Company.
     THIRD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
     FOURTH. That the Certificate of Amendment to the Certificate of Incorporation shall be effective at 11:59 p.m. on August 31,1998.
     IN WITNESS WHEREOF, this Certificate of Amendment has been made under the seal of the Company and has been signed by the undersigned, Steven K. Hudson, Chief Executive Officer of the Company and attested by Scott J. Moore, Secretary of the Company, on this 4th day of August, 1998.

By:	/s/ Steven K. Hudson
Steven K. Hudson
Chief Executive Officer

/s/ Scott J. Moore Scott J. Moore
Secretary